SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM N-2




               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 24


                          STERLING CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                  635 Madison Avenue, New York, New York, 10022
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code (212)980-3360

                              CONTENTS OF FORM N-2



Part A   INFORMATION REQUIRED IN A PROSPECTUS
         -------------------------------------

Page

3        Item 1 Outside Front Cover Page
3        Item 2 Cover Pages; Other Offering Information

3        Item 3 Fee Table and Synopsis
3        Item 4 Financial Highlights
3        Item 5 Plan of Distribution
3        Item 6 Selling Shareholders
3        Item 7 Use of Proceeds
3-5      Item 8 General Description of Registrant
5        Item 9 Management
5        Item 10 Capital Stock, Long-Term Debt, and Other Securities
5        Item 11 Default and Arrears on Senior Securities
5        Item 12 Legal Proceedings
5        Item 13 Table of Contents of the Statement of Additional Information

Part B   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
         -------------------------------------------------------------

6        Item 14 Cover Page
6        Item 15 Table of Contents
6        Item 16 General Information and History
6-7      Item 17 Investment Objectives and Policies
7-11     Item 18 Management
11-14    Item 19 Control Persons and Principal Holders of Securities
14       Item 20 Investment Advisory and Other Services
14-15    Item 21 Brokerage Allocation and Other Practices
15       Item 22 Tax Status
15-16    Item 23 Financial Statements


Part C   OTHER INFORMATION
         -----------------

16-18    Item 24 Financial Statements and Exhibits
18       Item 25 Marketing Arrangements
18       Item 26 Other Expenses of Issuance and Distribution
18       Item 28 Number of Holders of Securities
18       Item 29 Indemnification
19       Item 30 Business and Other Connections of Investment Advisor
19       Item 31 Location of Accounts and Records
19       Item 32 Management Services
19       Item 33 Undertakings

SIGNATURES

PART A   INFORMATION REQUIRED IN A PROSPECTUS
         ------------------------------------


Item 1   Outside Front Cover
         -------------------

                    Inapplicable.


Item 2   Cover Pages; Other Offering Information
         ---------------------------------------

                    Inapplicable.


Item 3   Fee Table and Synopsis
         ----------------------

                    Inapplicable.


Item 4   Financial Highlights
         --------------------

                    Inapplicable.


Item 5   Plan of Distribution
         --------------------

                    Inapplicable.


Item 6   Selling Shareholders
         --------------------

                    Inapplicable.



Item 7   Use of Proceeds
         ---------------

                    Inapplicable.


Item 8   General Description of the Registrant
         -------------------------------------

         The information in subparagraph (a), (b) and (c) of Item 6, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference. Subparagraph (d) of Item 6 of Part I of Form N-2 previously filed with the Commission is hereby amended in its entirety to read as follows:



     (d) The Registrant's shares of common stock are listed on the American Stock Exchange. The Registrant's shares of common stock have historically traded on the market for less than the net asset value of such shares.




                            Net Asset Value Per Share
                            -------------------------

As at (1)                                    2003          2002          2001
---------                                    ----          ----          ----

March 31 (unaudited)                      $   6.11      $   8.07      $   8.31
June 30 (unaudited)                           6.59          7.51          8.84
Sept. 30 (unaudited)                          6.56          6.16          8.12
Dec. 31                                       7.20          6.37          8.10

--------------
1) The Registrant's Board of Directors determines the value of Registrant's net assets as of the end of each fiscal quarter.

                Information with Respect to the Market Price and
                ------------------------------------------------
                  Volume of Trading of Registrant's Securities
                  --------------------------------------------



                                                           2003           Shares
                                                           ----

For 3 Months Ended                             High           Low         Traded
                                               ----           ---         ------

March 31                                    $   5.15       $   4.90       29,200
June 30                                         5.45           5.00        9,800
September 30                                    5.45           5.00       12,300
December 31                                     5.45           5.15       16,100


                                                           2002           Shares
                                                           ----
For 3 Months Ended                             High           Low         Traded
                                               ----           ---         ------

March 31                                    $    6.45      $   5.40       59,200
June 30                                          6.50          6.00       42,400
September 30                                     6.30          5.85       15,300
December 31                                      5.85          4.90        8,700


                                                           2001           Shares
                                                           ----
For 3 Months Ended                             High           Low         Traded
                                               ----           ---         ------

March 31                                    $    7.00      $   6.10       13,900
June 30                                          7.00          6.35        7,900
September 30                                     7.00          6.15        7,000
December 31                                      6.35          5.30       21,400




         As of March 31, 2004 the unaudited net asset value per share was $7.17. The closing sales price for the Registrant's shares on the American Stock Exchange on March 31, 2004 was $5.41.

Investment Objectives and Policies
----------------------------------

         The information in subparagraphs (a), (b), (c) and (d) of Item 7, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.


Item 9   Management
         ----------

Directors, Officers and Advisory Board Members
----------------------------------------------

         The information in Item 12, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference and amended as follows:

     John Hingher resigned as Vice President of the Registrant effective May 15, 2003.


Custodian, Transfer Agent and Dividend Paying Agent
---------------------------------------------------

         The information in Item 14, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.


Item 10  Capital Stock, Long-Term Debt and Other Securities
         --------------------------------------------------

         The information in Item 17 as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.

         The information in Items 18 and 19, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.



Item 11  Defaults and Arrears on Senior Securities
         -----------------------------------------

                           None

Item 12  Legal Proceedings
         -----------------

                           None.

Item 13  Table of Contents of the Statement of Additional Information
         ------------------------------------------------------------


Part B   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
         -------------------------------------------------------------



6        Item 14 Cover Page
6        Item 15 Table of Contents
6        Item 16 General Information and History
6-7      Item 17 Investment Objectives and Policies
7-11     Item 18 Management
11-14    Item 19 Control Persons and Principal Holders of Securities
14       Item 20 Investment Advisory and Other Services
14-15    Item 21 Brokerage Allocation and Other Practices
15       Item 22 Tax Status
15-16    Item 23 Financial Statements


PART B   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
         -------------------------------------------------------------

Item 14  Cover Page
         ----------

Item 15  Table of Contents
         -----------------

         The information appearing in Item 13 of Part A is hereby incorporated by reference.

Item 16  General Information and History
         -------------------------------

         The information appearing in Item 8 of Part A, General Description of Registrant, is hereby incorporated by reference.



Item 17  Investment Objectives and Policies
         ----------------------------------

         The information in Item 8 of Part A, Investment Objectives and Policies, is hereby incorporated by reference and amended as follows:


     The registrant has amended its non-fundamental investment policy in its entirety to read as follows:

                       NON- FUNDAMENTAL INVESTMENT POLICY
                                       OF
                          STERLING CAPITAL CORPORATION
                                  ------------

Policies With Respect to Security Investments
---------------------------------------------

     (a) The primary investment objective is long-term capital growth. To this end, Sterling generally invests directly or indirectly in equity securities, which it believes to offer attractive investment opportunities. Current income is not an important criterion in investment selection, and any such income is incidental. When Sterling believes it is desirable for defensive purposes, it may invest available funds, or sell portfolio securities and invest all or part of the proceeds, in investment grade corporate bonds, debentures or preferred stock, governmental obligations, bankers' acceptances, commercial paper, registered investment companies or certificates of deposit, or funds may be retained in cash. Sterling may engage in transactions in commodity futures or futures options contracts for hedging purposes.

     (b) Sterling will not invest more than 25% of the value of its total assets in the securities of any one issuer, or of any one or more issuers which may be controlled by Sterling and which, pursuant to the regulations under the Internal Revenue Code, may be deemed to be engaged in the same, similar or related trades or businesses, excluding registered investment companies.


     (c) Sterling will not ordinarily invest in companies for the purpose of exercising control. However, when it believes that changing a company's business or management may create or enhance an investment opportunity it may invest or take other action for the purpose of exercising control.

    (d) Sterling may invest in securities of other investment companies to the extent permitted by the Investment Company Act of 1940, as amended.


     (e) Although Sterling's policy with respect to portfolio turnover is that securities will normally be purchased and held for long-term capital appreciation with respect to at least two-thirds of its portfolio, the remaining one-third may be used to seek to realize short-term trading profits whenever, in the opinion of management, it is desirable to take advantage of apparent short-term trends, tax considerations and other relevant factors. The annual portfolio turnover rate is not expected to exceed 200%.

None of the above policies requires shareholder approval in order to be changed


Item 18  Management
         ----------

     The information appearing in Item 9 of Part A is hereby incorporated by reference and amended as follows:

     The Directors and Officers of the Corporation, their ages and positions with the Corporation, and their principal occupations during the past five years are as follows:

                              Independent Directors
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             Number of
          Name,           Positions Held          Term of               Principal       Portfolios in Fund          Other
    Address* and Age         with the       Office** and Length       Occupation(s)      Complex Overseen   Directorships held by
                           Corporation        of Time Served       During Past 5 Years    by Director***           Director
------------------------------------------------------------------------------------------------------------------------------------

Jay Eliasberg               Director          Director since 1980     Private                   1                     None
84                                                                    Investor (1)
------------------------------------------------------------------------------------------------------------------------------------

Arthur P. Floor             Director          Director since 1980     Energy                    1                     None
79                                                                    Consultant (2)
------------------------------------------------------------------------------------------------------------------------------------

Nathan Kingsley             Director          Director since 1984     President, Total          1                     None
77                                                                    Communications
                                                                      International, a
                                                                      media consulting
                                                                      firm (3)
------------------------------------------------------------------------------------------------------------------------------------

Archer Scherl               Director          Director since 1994     Private                   1                     None
72                                                                    Investor (4)
------------------------------------------------------------------------------------------------------------------------------------

          * The address of each of the directors is c/o Sterling Capital Corporation, 635 Madison Avenue, New York, New York 10022.
          ** Each director serves for a term of one year and until his successor is duly elected and qualified.
          *** The Corporation is the only investment company overseen by the directors.


(1) Mr. Eliasberg has been a private investor for more than the past five years.
(2) Mr. Floor has held his present position for more than the past five years.
(3) Mr. Kingsley has held his present position for more than the past five years.
(4) Mr. Scherl has been a private investor for more than the past five years.





                                  Interested Director and Officers
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                Number of
          Name,           Positions Held          Term of               Principal          Portfolios in Fund          Other
    Address* and Age         with the       Office** and Length       Occupation(s)         Complex Overseen   Directorships held by
                           Corporation        of Time Served       During Past 5 Years       by Director***           Director
------------------------------------------------------------------------------------------------------------------------------------


Walter Scheuer****       Chairman of the       Director since      Private Investor and             1                   None
81                       Board                 1980                Chairman of the Board
                                                                   of the Corporation (1)
------------------------------------------------------------------------------------------------------------------------------------

Wayne S. Reisner         President             (2)                 (2)                             N/A                  (2)
54
------------------------------------------------------------------------------------------------------------------------------------

Michael Carey            Vice President,       (3)                 (3)                             N/A                  None
37                       Secretary and
                         Treasurer
------------------------------------------------------------------------------------------------------------------------------------

     * The address of each of the directors is c/o Sterling Capital Corporation, 635 Madison Avenue, New York, New York 10022.
     ** Each director serves for a term of one year and until his successor is duly elected and qualified.
     *** The Corporation is the only investment company overseen by the director.
     **** Mr. Scheuer, who is the controlling shareholder of the Corporation, may be deemed an "interested person" of the Corporation as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

(1) Mr. Scheuer has held his present position with the Corporation since October 28, 1980. From March 1989 until June 2002, Mr. Scheuer was the controlling shareholder of Manchester Capital Corporation ("Manchester"), an investment adviser registered under the Investment Advisers Act of 1940, as amended. In June 2002 Manchester sold substantially all of its assets and changed its name to Winterset Management Corp. ("Winterset").

(2) Mr. Reisner has been President since March 15, 1993. Mr. Reisner was Executive Vice President of the Corporation from July 1988 to March 1993 and was Vice President from November 1985 to July 1988. Mr. Reisner has been employed by the Corporation since August 1985. Mr. Reisner also has been a Vice President and a Director of Windy Gates since March 15, 1993. Mr. Reisner has been a Director and President of Winterset since December 9, 1988 and March 1, 1989, respectively. Mr. Reisner has been a director of Carret and Company LLC since June 2002.

(3) Mr. Carey has been Vice President since July 27, 1999. Mr. Carey has been Secretary and Treasurer of the Corporation since September 30, 2002 and October 29, 1997, respectively. Mr. Carey has been employed by the Corporation since February 1995.


     The Board of Directors has an Audit Committee composed of all the Directors who are not interested persons of the Corporation (the "Independent Directors") which is charged with, among other things, selecting a firm of independent accountants and reviewing accounting matters with the accountants. The Audit Committee met twice in 2003. The members of the Audit Committee are Messrs. Eliasberg, Floor, Kingsley and Scherl.

     The Audit Committee has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements with management of the Corporation, (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No.1 and has discussed with the auditors the auditors' independence and (iv) the Audit Committee recommended to the Board of Directors that the financial statements be included in the Corporation's Annual Report for the past fiscal year.

     The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Corporation's 2001 proxy statement and will be attached every third year going forward.

     The Board of Directors has an Executive Committee comprised of Messrs. Eliasberg and Scheuer. The Executive Committee acts on behalf of the full Board of Directors in intervals between meetings of the Board. The Executive Committee did not meet in 2003.

     The Corporation has no standing nomination, compensation or similar committee.

     The following table sets forth the dollar range of equity securities of the Corporation beneficially owned by the directors.

-----------------------------------------------------------------------------------------------
Name of Director     Dollar Range of Equity                Aggregate Dollar Range of Securities
                     Securities in the Corporation         in all Investment Companies Overseen
                     (1)                                   by the Directors in Family of
                                                           Investment Companies (2)
-----------------------------------------------------------------------------------------------
Jay Eliasberg        $0                                    $0
-----------------------------------------------------------------------------------------------
Arthur P. Floor      $0                                    $0
-----------------------------------------------------------------------------------------------
Nathan Kingsley      $0                                    $0
-----------------------------------------------------------------------------------------------
Archer Scherl        $0                                    $0
-----------------------------------------------------------------------------------------------
Walter Scheuer       More than $100,000                    More than $100,000
-----------------------------------------------------------------------------------------------

(1) As of April 27, 2004.
(2) The Corporation is the only investment company overseen by the directors.


Remuneration of Directors and Officers
--------------------------------------

         Item 13 of Part I of Form N-2 previously filed with the Commission is amended to read as follows:

         (1)                     (2)                   (3)               (4)               (5)

                                                                      Pension or
                                                                      Retirement
                                                                        Benefits         Estimated
                            Capacities                                 Accrued             Annual
                             in Which                 Aggregate       During Regis-      Benefits
                           Remuneration               Remun-           trant's Last        Upon
Name of  Person            Was Received                eration        Fiscal Year       Retirement
---------------            ------------               ---------      -------------      ----------

Wayne S. Reisner            President                  $75,000            N/A               N/A


         Mr. Reisner received certain benefits from the Corporation not disclosed in this Table in an amount equal to less than 10% of the amount received by him as cash compensation.

         For the year ended December 31, 2003, Mr. Eliasberg, Mr. Floor, Mr. Kingsley and Mr. Scherl were each paid $15,000 for their services as directors. Mr. Scheuer was not compensated separately for his duties as a director of the Corporation. Each director of the Corporation was also paid his expenses, if any, for attendance at each meeting of the Board of Directors.


Code of Ethics
--------------
         The Registrant has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act which permits its personnel to invest in securities, including securities that may be purchased or held by the Registrant, with the written approval and consent of the Registrant's designated compliance officer. The Registrant's Code of Ethics is attached as an exhibit to this filing and can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C., by calling 1-202-942-8090; it is also available on the EDGAR database on the Commission's website at http:/www.sec.gov; or after paying a duplicating
                            -----------------
fee, by electronic request at the following e-mail address: publicinfo@sec.gov; or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102



Proxy Voting Policies and Procedures
------------------------------------
         The Registrant's proxy voting policies and procedures that it uses to determine how to vote proxies' relating to portfolio securities is as follows:


         Sterling Capital Corporation (the "Company") is uniquely structured as an internally managed closed-end investment company. Our research efforts, including the receipt and analysis of proxy material, are focused on the securities in the Company's portfolio, as well as alternative investment opportunities. We vote proxies relating to our portfolio securities in the best long-term interests of the Company.

         Our investment approach stresses fundamental security analysis, which includes an evaluation of the integrity, as well as the effectiveness of management personnel. In proxy material, we review management proposals and management recommendations relating to shareholder proposals in order to, among other things, gain assurance that management's positions are consistent with its integrity and the long-term interests of the company. We generally find this to be the case and, accordingly, give significant weight to the views of management when we vote proxies.

         Proposals that may have an impact on the rights or privileges of the securities held by the Company would be reviewed very carefully. The explanation for a negative impact could justify the proposal; however, if such justification were not present, we would vote against a significant reduction in the rights or privileges associated with any of our holdings.

         Proposals relating to corporate governance matters are reviewed on a case-by-case basis. When they involve changes in the state of incorporation, mergers or other restructuring, we would, if necessary, complete our review of the rationale for the proposal by contacting company representatives and, with few exceptions, vote in favor of management's recommendations.

         Proposals relating to anti-takeover provisions, such as staggered boards, poison pills and supermajorities could be more problematic. They would be considered in light of our assessment of the capability of current management, the duration of the proposal, the negative impact it might have on the attractiveness of the company to future "investors," among other factors. We can envision circumstances under which we would vote against an anti-takeover provision.

         Generally, we would vote with management on proposals relating to changes to the company's capital structure, including increases and decreases of capital and issuances of preferred stock; however, we would review the facts and circumstances associated with each proposal before finalizing our decision.

         Well-structured stock option plans and management compensation programs are essential for companies to attract and retain high caliber management personnel. We generally vote in favor of proposals relating to these issues; however, there could be an occasion on which we viewed such a proposal as over reaching on the part of management or having the potential for excessive dilution when we would vote against the proposal.

         Corporations should act in a responsible manner toward their employees, the communities in which they are located, the customers they serve and the world at large. We have observed that most stockholder proposals relating to social issues focus on a narrow issue and the corporate position set forth in the proxy material provides a well-considered response demonstrating an appropriate and responsible action or position. Accordingly, we generally support management recommendations on these types of proposals; however, we would consider each proposal on a case-by-case basis.

         We take voting proxies of securities held in our portfolio very seriously. As indicated above, it is an integral part of the analytical process at Sterling Capital Corporation. Each proposal and any competing interests are reviewed carefully on a case-by-case basis. Generally, we support and vote in accordance with the recommendations of management; however, the overriding basis for the votes we cast is the best long-term interests of the Company.

Item 19  Control Persons and Principal Holders of Securities
         ---------------------------------------------------

         Item 11 of Part I of Form N-2 previously filed with the Commission is amended in its entirety to read as follows:



         (a) The following information is provided as of April 27, 2004:


         The following table sets forth information concerning the shares of the Corporation's Common Stock beneficially owned by the directors, the executive officers identified in the Compensation Table, all directors and officers of the Corporation as a group without naming them, and each person who is known by the Corporation to be the beneficial owner of more than five percent of the Corporation's Common Stock as at April 27, 2004. The address of each of the directors is c/o Sterling Capital Corporation, 635 Madison Avenue, New York, New York 10022. The address of Gaymark Associates and Wayne S. Reisner is 635 Madison Avenue, New York, New York 10022. The address of each of Marge P. Scheuer, Jeffrey Scheuer, Susan Scheuer and Judith Scheuer is c/o Walter Scheuer, 635 Madison Avenue, New York, New York 10022.

                                         Amount and Nature           Percent
     Name of Beneficial Owner           of Beneficial Owner          of Class
     ------------------------           -------------------          ---------
     Jay Eliasberg*                            None                      -
     Arthur P. Floor*                          None                      -
     Gaymark Associates                     1,921,796 (a)              76.9%
     Nathan Kingsley*                          None                      -
     Archer Scherl*                            None                      -
     Walter Scheuer*                        2,078,396 (b)              83.1%
     Wayne S. Reisner                        406,393 (c)               16.3%
     Marge P. Scheuer                        221,397 (d)                8.9%
     Jeffrey Scheuer                         653,644 (e)               26.1%
     Susan Scheuer                           455,172 (f)               18.2%
     Judith Scheuer                          357,754 (g)               14.3%
     All Directors and Executive Officers
     as a Group consisting of 6 persons      2,078,396 (h)             83.1%

---------------

  * Member of the Board of Directors of the Corporation.

         (a) Of the 1,921,796 shares (approximately 76.9% of the Corporation's outstanding Common Stock) owned of record by Gaymark Associates ("Gaymark"), a limited partnership, of which Windy Gates Corporation ("Windy Gates") is the general partner and Mr. Walter Scheuer is a limited partner, 18,032 shares are held for Windy Gates, 346,529 shares are held for Mr. Scheuer (see note (b) below), 166,797 shares are held for Marge P. Scheuer, Mr. Scheuer's wife (see note (d) below), 34,068, 482,976, 204,097 and 200,904 shares, respectively, are held for the four children of Mr. Scheuer (see notes (e), (f), and (g) below), 54,600 shares are held for a revocable trust for the benefit of three of Mr. Scheuer's children, 312,793 shares are held for seven trusts for the benefit of seven of Mr. Scheuer's grandchildren, and 101,000 shares are held for Mrs. Marcelle Halpern. The shares of the Corporation's Common Stock that are reflected in the table as being beneficially owned by Gaymark do not include 68,696 shares which Gaymark has an option to acquire. Windy Gates is a New York corporation of which Mr. Scheuer is President, a director and a shareholder. The other shareholders of Windy Gates are Mr. Scheuer's wife and four children. Mr. Reisner is a Vice President and director of Windy Gates. Mr. Scheuer acts as attorney-in-fact for the persons for whom the aforementioned shares of the Corporation's Common Stock are held by Gaymark, and Mr. Scheuer is a trustee of each of the aforementioned trusts. Windy Gates, as the general partner of Gaymark, has the sole power to vote the aforementioned shares of the Corporation's Common Stock owned by Gaymark.

         (b) Of the 2,078,396 shares (approximately 83.1% of the Corporation's outstanding Common Stock) of which Mr. Scheuer may be deemed to be a beneficial owner, 346,529 shares (approximately 13.9% of the Corporation's outstanding Common Stock) are held for his account by Gaymark as described in note (a) above. Also as described in note (a) above, Gaymark holds 18,032 shares for the account of Windy Gates, an aggregate of 922,045 shares for the accounts of Mr. Scheuer's four children, 54,600 shares for the account of a revocable trust, the beneficiaries of which are three of Mr. Scheuer's children, 312,793 shares for the account of seven trusts, the beneficiaries of which are Mr. Scheuer's grandchildren, and 166,797 shares for the account of Mr. Scheuer's wife. In addition, an aggregate of 156,600 shares are held directly by two trusts, the beneficiaries of which are two of Mr. Scheuer's grandchildren. Since Mr. Scheuer acts as attorney-in-fact for such persons and as trustee for such trusts and is

President of Windy Gates, he also may be deemed to be a beneficial owner of such 1,630,867 shares. In addition, Gaymark holds 101,000 shares for Mrs. Halpern, for whom Mr. Scheuer acts as attorney-in-fact. Mr. Scheuer may be deemed to be a beneficial owner of all of such shares. Except to the extent that Mr. Scheuer may be deemed to be a beneficial owner by virtue of voting or shared investment power as set forth above, Mr. Scheuer disclaims any beneficial ownership in the 1,520,667 shares owned of record by Gaymark and not held for his account and for the account of the revocable trust identified above, and in the 156,600 shares held directly by two trusts for the benefit of two of his grandchildren. The shares of the Corporation's Common Stock that are reflected in the table as being beneficially owned by Mr. Scheuer do not include 68,696 shares which Gaymark has an option to acquire.

         (c) Of the 406,393 shares (approximately 16.3% of the Corporation's outstanding stock) of which Mr. Reisner may be deemed to be a beneficial owner, 195,193 shares are held by Gaymark for the accounts of four of the trusts for the benefit of Mr. Scheuer's grandchildren as identified in note (b) above, 54,600 shares are held by Gaymark for the account of the revocable trust identified in note (b) above, and 156,600 shares are directly held by two trusts for the benefit of two of Mr. Scheuer's grandchildren, as identified in note (b) above. Since Mr. Reisner acts as trustee for such trusts, he may be deemed a beneficial owner of such 406,393 shares. Except to the extent that Mr. Reisner may be deemed to be a beneficial owner by virtue of shared investment power as set forth above, Mr. Reisner disclaims any beneficial ownership in all such shares.

         (d) Of the 221,397 shares (approximately 8.9% of the Corporation's outstanding stock) of which Mrs. Scheuer may be deemed to be a beneficial owner, 166,797 shares are held for her account by Gaymark and 54,600 shares are held by Gaymark for the account of a revocable trust for the benefit of three of her children, which trust's shareholdings in the Corporation are described in note
(b) above, of which trust Mrs. Scheuer is a trustee. Mrs. Scheuer disclaims any beneficial ownership in the shares held by Gaymark for the account of such trust.

         (e) Of the 653,644 shares (approximately 26.1% of the Corporation's outstanding stock) of which Jeffrey Scheuer, a son of Mr. Scheuer, may be deemed to be a beneficial owner, 482,976 shares are held for his account by Gaymark and
(i) 111,668 shares are held by Gaymark for the account of two trusts for the benefit of Jeffrey Scheuer's children and (ii) 59,000 shares are held directly by a trust for the benefit of one of Jeffrey Scheuer's children, which trusts' shareholdings in the Corporation are described in note (b) above, of which trusts Jeffrey Scheuer is a trustee. Jeffrey Scheuer disclaims any beneficial ownership in the shares held by Gaymark for the account of such trusts.

         (f) Of the 455,172 shares (approximately 18.2% of the Corporation's outstanding Common Stock) of which Susan Scheuer, a daughter of Mr. Scheuer, may be deemed to be a beneficial owner, 204,097 shares are held for her account by Gaymark, 54,600 shares are held by Gaymark for the account of a revocable trust for the benefit of Susan Scheuer and two of her siblings, and (i) 98,875 shares are held by Gaymark for the account of three trusts for the benefit of Susan Scheuer's children and (ii) 97,600 shares are held directly by a trust for the benefit of one of Susan Scheuer's children, which trusts' shareholdings in the Corporation are described in note (b) above, of which trusts Susan Scheuer is a trustee. Susan Scheuer disclaims any beneficial ownership in the shares held by Gaymark for the account of such trusts.

         (g) Of the 357,754 shares (approximately 14.3% of the Corporation's outstanding Common Stock) of which Judith Scheuer, a daughter of Mr. Scheuer, may be deemed to be a beneficial owner, 200,904 shares are held for her account by Gaymark and 54,600 shares are held by Gaymark for the account of a revocable trust for the benefit of Judith Scheuer and two of her siblings, and 102,250 shares are held by Gaymark for the account of two trusts for the benefit of Judith Scheuer's children, which trusts' shareholdings in the Corporation are described in note (b) above, of which trusts Judith Scheuer is a trustee. Judith Scheuer disclaims any beneficial ownership in the shares held by Gaymark for the account of such trusts.

         (h) The computation of 2,078,396 (approximately 83.1% of the Corporation's outstanding Common Stock) shares reported in this column includes all shares which may be deemed to be beneficially owned as described in the foregoing notes, but eliminates the duplication that would arise from including more than one beneficial owner of the same shares. Such shares do not include 68,696 shares, which Gaymark has an option to acquire.

         Since as indicated above, Mr. Walter Scheuer, Mr. Wayne Reisner, and Gaymark directly or indirectly together own or hold with power to vote in excess of 50% of the Registrant's outstanding voting securities, such persons have the ability to assure the passage or defeat of any proposal submitted to the Registrant's shareholders at any annual or special meeting of the Registrant's shareholders.



         (b) The information set forth in paragraph (a) of Item 11, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.



         (c) The officers and directors of the Registrant as a group directly or indirectly (including shares deemed beneficially owned by shared investment power) beneficially own 2,078,396 shares (or 83.1%) of the Registrant's outstanding voting shares. The Registrant has no investment advisor or advisory board.



Item 20  Investment Advisory and Other Services
         --------------------------------------

         None.



Item 21  Brokerage Allocation and Other Practices
         ----------------------------------------

         The information in subsection (1) of subparagraph (a) of Item 9 of Part I of Form N-2 previously filed with the Commission is amended to read in its entirety as follows:


         (a)(1) The aggregate dollar amount of brokerage commissions paid by the Registrant during the three most recent fiscal years:



                               Year Ended December 31



                 2003                   2002                 2001
               ---------             ---------             --------

               $48,633                $32,848               $33,100

         The information in subsection (2) of subparagraphs (a) of Item 9, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.



         The information in subparagraph (b) of Item 9, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.



         The information in subparagraph (c) of Item 9 of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.



         Subparagraph (d) of Item 9 of Part I of Form N-2 previously filed with the Commission is hereby amended to read in its entirety, as follows:

During the fiscal year ended December 31, 2003, approximately $48,633 in brokerage commissions ($11,629,723 in purchase and sale transactions) were designated to brokers because of research services provided by such brokers.



Item 22  Tax Status
         ----------

         The information in Item 8, as amended, of Part I of Form N-2 previously filed with the Commission is hereby amended in its entirety as follows:


         (a) The Registrant for the fiscal year ending December 31, 2003 was a "personal holding company" under the Internal Revenue Code of 1986, as amended (the "Code"), since five or fewer stockholders owned directly or indirectly more than 50% of the Registrant's outstanding stock and more than 60% of the Registrant's adjusted ordinary gross income was personal holding company income. As a personal holding company, the Registrant would also be subject to penalty taxes unless it distributes to its shareholders an amount at least equal to its otherwise undistributed personal holding company income, net of appropriate deductions applicable thereto. For the year ended December 31, 2003 the Registrant did not have any undistributed personal holding company income. Personal holding company income does not include the excess of net realized long-term capital gain over net realized short-term capital loss, less the Federal income tax attributable to such excess.

         The Registrant's policy is to comply with the requirements of the Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders.

         (b) The information set forth in subparagraph (a) of Item 8, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.

         (c) The information set forth in subparagraph (a) of Item 8, as amended, of Part I of Form N-2 previously filed with the Commission is hereby incorporated by reference.

         (d) Certain special tax aspects of the Registrant are described in paragraph (a) of this Item which is hereby incorporated by reference.

Item 23  Financial Statements
         --------------------

         A. Statements of the Registrant



1. Statement of Assets and Liabilities
   -----------------------------------

         The information contained in the Balance Sheet and Statement of Assets and Liabilities included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2003, previously filed with the Commission, is hereby incorporated by reference.



2. Statement of Income and Expense, Realized and Unrealized Gain or Loss on
   ------------------------------------------------------------------------
   Investments
   -----------

         The information contained in the Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001, respectively, previously filed with the Commission, is hereby incorporated by reference.



         B. Consolidated Statements
            -----------------------

                  Inapplicable since the Registrant has no subsidiaries.


         C. Unconsolidated Subsidiaries
            ---------------------------

                  Inapplicable.

         D. General Provisions
            ------------------
                  Inapplicable.


         E. Historical Financial Information
            --------------------------------
                  Inapplicable.








PART C   OTHER INFORMATION
         -----------------


Item 24  Financial Statements and Exhibits
         ---------------------------------

          1. Financial Statements:
             --------------------
             Included in Part B hereof:

         Statement of Assets and Liabilities of the Registrant as at December 31, 2003, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2003, previously filed with the Commission, is hereby incorporated by reference.

         Included in Part C hereof:

         Registrant's Schedule of Investments as at December 31, 2003, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2003, previously filed with the Commission, is hereby incorporated by reference.

         Statements of Operations for the years ended December 31, 2003, 2002, and 2001, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, previously filed with the Commission, are hereby incorporated by reference.

         Notes to Financial Statements, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, previously filed with the Commission, are hereby incorporated by reference.

        2 Exhibits
          --------

         a. Exhibit 1 to Form N-2, as amended, is hereby incorporated by reference.



         b. Exhibit 2 to Form N-2, as amended, is hereby incorporated by reference.



         c. None.



         d. Exhibit 4 to Form N-2, as amended, is hereby incorporated by reference.



         e. None.



         f. None.



         g. None.



         h. None



         i. Exhibit 8 to Form N-2, as amended is hereby incorporated by reference.



         j. Exhibit 9 to Form N-2, as amended, is hereby incorporated by reference.



         k. None.

         l. None.



         m. None.



         n. None.



         o. None.



         p. None.



         q. None.



         r. Exhibit 18 to Form N-2, Code of Ethics adopted under rule 17j-1 of the 1940 Act.



Item 25  Marketing Agreements
         --------------------

                  Inapplicable.



Item 26  Other Expenses of Issuance and Distribution
         -------------------------------------------

                  Inapplicable.



Item 27  Persons Controlled by or Under Common Control with Registrant
         ------------------------------------------------------------

         The information appearing in Item 19 in Part B is hereby incorporated by reference.



Item 28  Number of Holders of Securities
         -------------------------------

         Item 28 of Part C is hereby amended in its entirety to read as follows:

                 (1)                                   (2)

         Title of Class                      Number of Record Holders
         --------------                      ------------------------

    Common Stock, $1 par value               843 as of April 27, 2004


Item 29  Indemnification
         ----------------

         The information in Item 3 of Part II of Form N-2 previously filed with the Commission, as amended, is hereby incorporated by reference.

Item 30  Business and Other Connections of Investment Advisor
         ----------------------------------------------------

         Inapplicable.

Item 31  Location of Accounts and Records
         --------------------------------

         Item 7, as amended, of Part II of Form N-2 previously filed with the Commission, is hereby incorporated by reference.


Item 32  Management Services
         -------------------
                  None.


Item 33  Undertakings
         ------------
                  Inapplicable.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 24 to Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 27th day of April, 2004.






                                                STERLING CAPITAL CORPORATION
                                                         (Registrant)




                                                By: /s/ Wayne S. Reisner
                                                    --------------------
                                                Wayne S. Reisner, President